Filed pursuant to Rule 424(b)(3)

Registration No. 333-286880

PROSPECTUS SUPPLEMENT NO. 2

(to the Prospectus dated May 9, 2025)

Webull Corporation

Up to 147,445,012 Webull Class A Ordinary Shares,

Up to 6,792,000 Webull Private Warrants,

Up to 20,000,000 Webull Incentive Warrants

Up to 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants, and

Up to 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants

This prospectus supplement (this “Prospectus Supplement No. 2”) is part of the prospectus of Webull Corporation (the “Company”), dated May 9, 2025 (as supplemented to date, the “Prospectus”), which forms a part of the Company’s registration statement on Form F-1 (Registration No. 333-286880) (the “Registration Statement”), related to (1) the offer and sale from time to time by the Selling Securityholders of up to (a) 147,445,012 Webull Class A Ordinary Shares (including up to 20,000,000 Webull Class A Ordinary Shares issuable upon exercise of the Incentive Warrants described in (c) immediately below), (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders; and (2) the issuance and sale by us of up to (a) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants held by Auxo and which may be exercised on a cashless basis or at $11.50 per share (subject to adjustment), and (b) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants that are initially exercisable at $10.00 per share (subject to adjustment) by certain Existing Webull Shareholders and by holders of SKGR Class A Ordinary Shares that did not redeem such shares in connection with the Business Combination.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

The purpose of this Prospectus Supplement No. 2 is to update and supplement the information included in the Prospectus with the information contained in our Report on Form 6-K which was submitted to the U.S. Securities and Exchange Commission (the “SEC”) on May 29, 2025 and is included immediately following the cover page of this Prospectus Supplement No. 2.

This Prospectus Supplement No. 2 is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and information in this Prospectus Supplement No. 2 from time to time by filing amendments to the Registration Statement or other supplements to the Prospectus, as required. You should read the entire Prospectus, this Prospectus Supplement No. 2, any amendments to the Registration Statement, subsequent supplements to the Prospectus or prior supplements to the Prospectus (to the extent information therein is not superseded by more up to date information in subsequent supplements to the Prospectus) carefully before you make your investment decision.

The Webull Class A Ordinary Shares, Webull Warrants and Incentive Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BULL,” “BULLW” and “BULLZ,” respectively. On May 28, 2025, the last reported prices of the Webull Class A Ordinary Shares, Webull Warrants and Incentive Warrants, as reported on the Nasdaq, were $13.22, $3.645 and $3.19, respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus, as supplemented by this Prospectus Supplement No. 2, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is May 29, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May, 2025

Commission File Number: 001-42597

Webull Corporation

200 Carillon Parkway
St. Petersburg, Florida 33716

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40- F.

Form 20-F ☒       Form 40-F ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

On May 29, 2025, Webull Corporation (the “Company”) issued a press release announcing the redemption on June 30, 2025 of all of its outstanding incentive warrants, which are exercisable for the Company’s Class A ordinary shares at an exercise price of $10.00 per share and which were issued in connection with the closing of the Company’s business combination under the Warrant Agreement, dated April 10, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated into this Report on Form 6-K (this “Report”).

A copy of the Notice of Redemption delivered to holders of incentive warrants is attached hereto as Exhibit 99.2 and the information therein is incorporated into this Report by reference. Neither this Report, the press release attached hereto as Exhibit 99.1 nor the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy or of a decision to exercise or to redeem any securities of the Company, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Report and Exhibits 99.1 and 99.2 to this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such future filing.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release, dated May 29, 2025
99.2	Notice of Redemption, dated May 29, 2025

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Report or other statements of the Company, including statements related to the planned redemption of the Incentive Warrants, the issuance of shares upon exercise of the Incentive Warrants or the planned payment of the Redemption Price, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “predict,” “potential,” “seek,” “future,” “propose,” “continue,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain such terminology.

All forward-looking statements are based upon current estimates and forecasts and reflect the reasonable views, assumptions, expectations, and opinions of the Company and its management as of the date of this Report, and are therefore subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company and its management and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to: (1) the ability of the Company to capitalize on the anticipated benefits of the business combination, to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees; (2) the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions, failures, security breaches, or computer virus attacks; (3) the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices; (4) the Company’s estimates of expenses and costs (including costs related to the business combination), of profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and service; (5) the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; (6) the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and trading volumes; (7) the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers; (8) the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users; (9) changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business; (10) risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates; (11) risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China; (12) the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability; (13) risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations; (14) the ability to meet, or continue to meet, stock exchange listing standards; (15) the possibility of adverse developments in pending or new litigation and regulatory investigations; (16) risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the SEC may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers; (17) the effectiveness of the Registration Statement for resales or exercises of our warrants throughout the 30-day Redemption Period (as defined in the Warrant Agreement) as well as the risks related to the offer and resale of our securities, such as dilution from the issuance of additional Class A Ordinary Shares upon the exercise of warrants, and increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur; and (18) other risks and uncertainties that are more fully described in filings made, or to be made, by the Company with the SEC, including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC. The foregoing list of factors is not exhaustive. Reported results should not be considered an indication of future performance. There may be additional risks that the Company and its management presently do not know about or that the Company and its management currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In light of these factors, risks and uncertainties, the forward-looking events and circumstances discussed in this Report may not occur, and any estimates, assumptions, expectations, forecasts, views or opinions set forth in this Report should be regarded as preliminary and for illustrative purposes only and accordingly, undue reliance should not be placed upon the forward-looking statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WEBULL CORPORATION

Date: May 29, 2025	By:	/s/ Anquan Wang
	Name:	Anquan Wang
	Title:	Chief Executive Officer

3

Exhibit 99.1

Webull Announces Redemption of Incentive Warrants

ST. PETERSBURG, FL – May 29, 2025 – Webull Corporation (Nasdaq: BULL) (“Webull” or the “Company”), the owner of the Webull online investment platform, announced today that it has delivered a notice of redemption to redeem on June 30, 2025 (the “Redemption Date”) all of its outstanding incentive warrants (the “Incentive Warrants”; Nasdaq: BULLZ), which are exercisable for the Company’s Class A ordinary shares, par value $0.00001 per share (the “Class A Ordinary Shares”) at an exercise price of $10.00 per share and which were issued in connection with the closing of the Company’s business combination under the Warrant Agreement, dated as of April 10, 2025 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Any Incentive Warrants that remain unexercised at 5:00 p.m., New York City time, on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Incentive Warrants, except to receive a redemption price of $0.01 per Incentive Warrant they hold (the “Redemption Price”). At the direction of the Company and pursuant to the Warrant Agreement, the Warrant Agent has delivered a notice of redemption to each registered holder of the outstanding Incentive Warrants.

Under the terms of the Warrant Agreement, the Company has the right to redeem all of the outstanding Incentive Warrants if the volume weighted average price of the Class A Ordinary Shares for the 30 trading-day period ending on the third trading day prior to the date on which the notice of redemption is given equals or exceeds $18.00 per Class A Ordinary Share. The volume weighted average price of the Class A Ordinary Shares for the 30 trading-day period ending on May 23, 2025, which is the third trading day prior to the date of the redemption notice, was greater than $18.00 per share.

The Incentive Warrants may be exercised by the holders thereof before 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Class A Ordinary Shares underlying such Incentive Warrants, at the exercise price of $10.00 per share. None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Incentive Warrants as to whether to exercise or refrain from exercising any Incentive Warrants.

A prospectus covering the Class A Ordinary Shares issuable upon the exercise of the Incentive Warrants is included in a Registration Statement on Form F-1 (Registration No. 333-286880) (the “Registration Statement”), filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”).

Questions concerning redemption or exercise of the Incentive Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy or of a decision to exercise or to redeem any securities of the Company, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Webull

Webull Corporation (NASDAQ: BULL) owns and operates Webull, a leading digital investment platform built on next-generation global infrastructure. Through its global network of licensed brokerages, Webull offers investment services in 14 markets across North America, Asia Pacific, Europe, and Latin America. Webull serves more than 24 million registered users globally, providing retail investors with 24/7 access to global financial markets. Users can put investment strategies to work by trading global stocks, ETFs, options, futures, and fractional shares through Webull's trading platform, which seamlessly integrates market data and information, its user community, and investor education resources. Learn more at www.webullcorp.com. You may also access certain information on Webull and its securities on the website of the SEC at http://www.sec.gov, where Webull will, among others, be filing reports, such as Reports on Form 6-K and its Annual Report on Form 20-F.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release or other statements of the Company, including statements related to the planned redemption of the Incentive Warrants, the issuance of shares upon exercise of the Incentive Warrants or the planned payment of the Redemption Price, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “anticipate,” “expect,” “suggests,” “plan,” “believe,” “predict,” “potential,” “seek,” “future,” “propose,” “continue,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain such terminology.

All forward-looking statements are based upon current estimates and forecasts and reflect the reasonable views, assumptions, expectations, and opinions of the Company and its management as of the date of this press release, and are therefore subject to a number of factors, risks and uncertainties, some of which are not currently known to the Company and its management and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to: (1) the ability of the Company to capitalize on the anticipated benefits of the business combination, to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees; (2) the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions, failures, security breaches, or computer virus attacks; (3) the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices; (4) the Company’s estimates of expenses and costs (including costs related to the business combination), of profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and service; (5) the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; (6) the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and trading volumes; (7) the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers; (8) the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users; (9) changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business; (10) risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates; (11) risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China; (12) the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability; (13) risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations; (14) the ability to meet, or continue to meet, stock exchange listing standards; (15) the possibility of adverse developments in pending or new litigation and regulatory investigations; (16) risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the SEC may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers; (17) the effectiveness of the Registration Statement for resales or exercises of our warrants throughout the 30-day Redemption Period (as defined in the Warrant Agreement) as well as the risks related to the offer and resale of our securities, such as dilution from the issuance of additional Class A Ordinary Shares upon the exercise of warrants, and increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur; and (18) other risks and uncertainties that are more fully described in filings made, or to be made, by the Company with the SEC, including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC. The foregoing list of factors is not exhaustive. Reported results should not be considered an indication of future performance. There may be additional risks that the Company and its management presently do not know about or that the Company and its management currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In light of these factors, risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur, and any estimates, assumptions, expectations, forecasts, views or opinions set forth in this press release should be regarded as preliminary and for illustrative purposes only and accordingly, undue reliance should not be placed upon the forward-looking statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Webull Investor Relations
ir@webullcorp.com

Webull Media Relations
5W Public Relations
Nicholas Koulermos
Webull@5wpr.com
(212) 999-5585

Exhibit 99.2

May 29, 2025

NOTICE OF REDEMPTION OF OUTSTANDING INCENTIVE WARRANTS
(CUSIP G9572D129)

Dear Incentive Warrant Holder,

Webull Corporation (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m., New York City time, on June 30, 2025 (the “Redemption Date”), all of the Company’s outstanding incentive warrants (the “Incentive Warrants”), which are exercisable for the Company’s Class A ordinary shares, par value $0.00001 per share (the “Class A Ordinary Shares”), at an exercise price of $10.00 per share (the “Exercise Price”) and which were issued in connection with the closing of the Company’s business combination under the Warrant Agreement, dated April 10, 2025 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Any Incentive Warrants that remain unexercised at 5:00 p.m., New York City time, on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Incentive Warrants, except to receive a redemption price of $0.01 per Incentive Warrant they hold (the “Redemption Price”) or as otherwise described in this notice for holders who hold their Incentive Warrants in “street name.”

The Incentive Warrants are listed on The Nasdaq Stock Market LLC under the symbol “BULLZ,” and the Class A Ordinary Shares are listed on The Nasdaq Stock Market LLC under the symbol “BULL.” On May 28, 2025, the closing price of the Incentive Warrants was $3.19, and the closing price of the Class A Ordinary Share was $13.22.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Incentive Warrant holders to exercise their Incentive Warrants will terminate immediately prior to 5:00 p.m., New York City time, on the Redemption Date. At 5:00 p.m., New York City time, on the Redemption Date and thereafter, holders of unexercised Incentive Warrants will have no rights with respect to those Incentive Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Incentive Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Incentive Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Incentive Warrants for exercise.

The Company is exercising this right to redeem the Incentive Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Incentive Warrants if the volume weighted average price of the Class A Ordinary Shares for the 30 trading-day period ending on the third trading day prior to the date on which the notice of redemption is given equals or exceeds $18.00 per Class A Ordinary Share. The volume weighted average price of the Class A Ordinary Shares for the 30 trading-day period ending on May 23, 2025, which is the third trading day prior to the date of this redemption notice, was greater than $18.00 per share.

EXERCISE PROCEDURE

Incentive Warrants may only be exercised for cash. Any Incentive Warrant holders who wish to exercise their Incentive Warrants must exercise their Incentive Warrants prior to 5:00 p.m., New York City time, on the Redemption Date. Each Incentive Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a cash price of $10.00 per Incentive Warrant exercised.

Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided by the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Incentive Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Incentive Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Incentive Warrants may exercise their Incentive Warrants by sending:

1.	The Warrant Certificate (to the extent they hold one);

2.	A fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Incentive Warrants being exercised; and

3.	The exercise funds via wire transfer or other method of payment permitted by the Warrant Agreement, to the Warrant Agent at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department
Telephone: (212) 509-4000

The method of delivery of the Incentive Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Election to Purchase and the exercise funds must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m., New York City time, on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase together with the related Warrant Certificate and exercise funds before such time will result in such holder’s Incentive Warrants being redeemed at the Redemption Price of $0.01 per Warrant and not exercised.

For holders of Incentive Warrants who hold their Incentive Warrants in “street name,” provided that the Exercise Price for the Incentive Warrants being exercised and a Notice of Guaranteed Delivery (a form of which is attached hereto as Annex B) are received by the Warrant Agent prior to 5:00 p.m., New York City time, on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m., New York City time, on June 30, 2025, to deliver the Incentive Warrants to the Warrant Agent. Any such Incentive Warrant received without the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption at the Redemption Price of $0.01 per Warrant, and not for exercise.

PROSPECTUS

A prospectus covering the Class A Ordinary Shares issuable upon the exercise of the Incentive Warrants is included in a Registration Statement on Form F-1 (Registration No. 333-286880), filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “SEC”). The SEC also maintains an Internet website that contains a copy of such prospectus and any supplements or amendments thereto. The address of this website is https://www.sec.gov. Alternatively, to obtain a copy of the prospectus and any supplements or amendments thereto, please visit our investor relations website at https://www.webullcorp.com/investor-relations/.

REDEMPTION PROCEDURE

Payment of the Redemption Price for each unexercised or not properly exercised Incentive Warrant will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m., New York City time, on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their outstanding Incentive Warrants and receiving the Redemption Price for their unexercised or not properly exercised Incentive Warrants.

*********************************

Any questions you may have about redemption and exercising your Incentive Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

Webull Corporation

By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Chief Executive Officer

[Signature Page to Notice of Redemption]

Annex A

Form of Election Notice (Incentive Warrants)

NOTICE OF EXERCISE

TO:	WARRANT AGENT

Via Email (mmullings@continentalstock.com; sfranklin@continentalstock.com)

(1)	The undersigned is the registered warrant holder and hereby elects to purchase ___________Class A Ordinary Shares (the “Warrant Shares”) of Webull Corporation (the “Company”) pursuant to the terms of the Warrant Agreement, dated April 10, 2025, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Funds are payable via Wire Transfer to the Warrant Agent. Wire instructions are available upon request.

(3)	Exercise Terms: 1 Warrant = 1 Class A Ordinary Share @ $10.00 per share.

(4)	Class A Ordinary Share CUSIP number: G9572D103

(5)	The Warrant Shares should be issued in one of the two ways specified below. Any transfer of the Warrant Shares from the registered warrant holder in connection with the exercise of the warrants will require a medallion guaranteed stock power.

[ ] VIA DWAC (directly to the holder’s broker)	[ ] VIA DRS (in the holder’s name)

Name of Broker:	**Name of Holder:
Broker DTC Number:	Address:

**Broker required to initiate DWAC	TIN/SSN:
** Any transfer requires a medallion guaranteed stock power

__________________________________________

Signature of Individual Warrant Holder:

___________________________________________

Signature of Authorized Signatory of Warrant Holder:

Name of Warrant Holder: __________________________

Name and Title of Authorized Signatory: _______________________

Date:_____________________

Annex B

Notice of Guaranteed Delivery for Exercise of Certain Incentive Warrants of

Webull Corporation

On May 29, 2025, Webull Corporation (the “Company”) gave notice that it is redeeming, at 5:00 p.m. New York City time on June 30, 2025 (the “Redemption Date”), all of the Company’s outstanding incentive warrants (the “Incentive Warrants”), which are exercisable for Class A ordinary shares, par value $0.00001 per share, of the Company (the “Class A Ordinary Shares”) at an exercise price of $10.00 per share and which were issued under the Warrant Agreement, dated April 10, 2025 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Any Incentive Warrants that remain unexercised at 5:00 p.m., New York City time, on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Incentive Warrants, except to receive a redemption price of $0.01 per Incentive Warrant they hold (the “Redemption Price”).

As specified in the Notice of Redemption described above, the Incentive Warrants have been called for redemption pursuant to Section 6.1 of the Warrant Agreement.

Incentive Warrants may only be exercised for cash. Any Incentive Warrant holders who wish to exercise their Incentive Warrants must exercise their Incentive Warrants prior to 5:00 p.m., New York City time, on the Redemption Date. Each Incentive Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a cash price of $10.00 per Warrant exercised (the “Cash Exercise Price”). If any holder of Incentive Warrants would, after taking into account all of such holder’s Incentive Warrants exercised at one time, be entitled to receive a fractional interest in a Class A Ordinary Share, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to exercise any Incentive Warrants if the procedure for the exercise of the Incentive Warrants cannot be completed on a timely basis before 5:00 p.m. New York City Time on the Redemption Date. A fully and properly completed and executed Notice of Guaranteed Delivery and payment in full of the Cash Exercise Price must be delivered to the Warrant Agent at the address set forth below and must include a guarantee by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, prior to 5:00 p.m. New York City time on the Redemption Date.

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department
Email: compliance@continentalstock.com

The method of delivery of the Notice of Guaranteed Delivery is at the option and risk of the holder but, if mail is used, registered mail properly insured is suggested.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION TO EXERCISE IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ELECTION TO EXERCISE. THE GUARANTEE INCLUDED HEREIN AS EXHIBIT A MUST BE COMPLETED.

EXHIBIT A

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Warrant Agent the Incentive Warrants pursuant to the procedure for book-entry transfer into the Warrant Agent’s account at The Depository Trust Company (DTC), the book-entry transfer facility, and any other documents required by the Notice of Redemption within two trading days after the date hereof. The financial institution understands that a properly completed and duly executed Notice of Guaranteed Delivery in addition to the exercise funds ($10.00 per whole share purchased upon exercise of the Incentive Warrants) must be in possession of the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date. Capitalized terms used but not defined herein have the meanings ascribed to them in the Notice of Guaranteed Delivery for Exercise of Certain Incentive Warrants of Webull Corporation, of which this Guarantee forms a part.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Warrant Agent and must deliver the Incentive Warrants within the time period described herein. Failure to do so could result in a financial loss to such Eligible Guarantor Institution.

Name of Firm:

Address:

Area Code and Tel. No:

(Authorized Signature)

Name:

(Please type or print)

Title:

Number of Incentive Warrants subject to Guaranteed Delivery:

DTC Number of Firm or Clearing Agent:

Amount of Funds Wired: __________________________

Dated: